Exhibit 10.72

AMENDMENT TO THE

PALM, INC.

2009 STOCK PLAN

PALM, INC. (the “Company”), having adopted the Palm, Inc. 2009 Stock Plan (the “Plan”), hereby amends the Plan, effective as of December 16, 2009, as follows:

1. Section 4(a)(iv) of the Plan is hereby amended and restated in its entirety to read as follows:

“(iv) Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws. Notwithstanding the foregoing or any provision in Section 4 of the Plan to the contrary, no discretionary Award granted to a Director who is not an Employee (“Non-Employee Director”) may be granted or modified by any person other than a Committee comprised solely of Non-Employee Directors.”

2. Except as otherwise set forth herein, the terms of the Plan shall continue in full force and effect.

IN WITNESS WHEREOF, the Company, by its duly authorized officer, has executed this Amendment to the Plan effective as of December 16, 2009.

PALM, INC.

By:	/S/ DOUGLAS C. JEFFRIES
Name:	Douglas C. Jeffries
Title:	SVP and CFO